Exhibit 99

MARRIOTT INTERNATIONAL APPOINTS ANTHONY CAPUANO AS NEW CEO AND STEPHANIE LINNARTZ AS PRESIDENT

BETHESDA, MD, February 23, 2021 – Marriott International’s (NASDAQ: MAR) Board of Directors announced today that Anthony “Tony” Capuano has been appointed Chief Executive Officer and has joined the company’s Board of Directors, effective immediately. He was previously Group President, Global Development, Design and Operations Services. The Board of Directors also announced that Stephanie Linnartz, previously Group President, Consumer Operations, Technology and Emerging Businesses, has been appointed President, effective immediately. Mr. Capuano’s and Ms. Linnartz’s appointments follow the unexpected passing of Marriott President and CEO Arne Sorenson on February 15, 2021.

“Tony has played a critical role in Marriott’s growth over the last decade,” said J.W. “Bill” Marriott, Jr., Executive Chairman and Chairman of the Board, Marriott International. “He will be a terrific leader as we continue to advance our growth strategy while also navigating the market dynamics of the COVID-19 pandemic. He works thoughtfully and pragmatically with our owner and franchisee community and has been steadfast in ensuring Marriott delivers operational excellence and elevated customer experiences at our properties. Tony has a deep appreciation for Marriott’s thousands of associates who ultimately deliver on our customer and brand promise and I know he will be a superb steward of our culture. Together with Stephanie in the role of President, and the rest of our exceptional leadership team, Marriott could not be in better hands,” Mr. Marriott said.

“I am honored to be appointed to take the helm of Marriott, but it is a bittersweet moment,” said Mr. Capuano. “Arne was a mentor, a champion and a friend to each member of his close-knit leadership team. It is because of Arne’s efforts that we are prepared to move forward with this transition. Together, we will advance the strategy we have in place, which is laser-focused on recovery, expansion, providing opportunities for our associates, maintaining constructive relationships with our owners and franchisees, delivering safe and innovative experiences for our guests and customers, and building value for our shareholders.”

Anthony Capuano

Prior to this appointment, Mr. Capuano, 55, was Group President, Global Development, Design and Operations Services. In this role, he was responsible for leading global development and design efforts and overseeing the company’s Global Operations discipline. During Mr. Capuano’s tenure leading global development, the company grew its footprint from just over 3,200 properties in early 2009 to over 7,600 properties by year-end 2020. In addition, Mr. Capuano has overseen the tremendous growth and globalization of Marriott’s development pipeline to 498,000 rooms as of December 31, 2020, with more than half of the pipeline representing projects outside of the U.S. During the COVID-19 pandemic, Mr. Capuano has led Marriott’s work on its Commitment to Clean initiative, which was designed to enhance Marriott’s already substantial cleaning protocols to provide additional peace of mind for travelers.

Mr. Capuano began his Marriott career in 1995 as part of the Market Planning and Feasibility team. Between 1997 and 2005, he led Marriott’s full-service development efforts in the Western U.S. & Canada. From 2005 to 2008, Mr. Capuano served as Senior Vice President of full-service development for North America. In 2008, his responsibilities expanded to include all of U.S. & Canada and the Caribbean and Latin America, and he became Executive Vice President and Global Chief Development Officer in 2009. Mr. Capuano began his professional career in Laventhol and Horwath’s Boston-based Leisure Time Advisory Group. He then joined Kenneth Leventhal and Company’s hospitality consulting group in Los Angeles. Mr. Capuano earned his bachelor’s degree in Hotel Administration from Cornell University. He is an active member of the Cornell Hotel Society and a member of The Cornell School of Hotel Administration Dean’s Advisory Board. Mr. Capuano is also a member of the American Hotel and Lodging Association’s Industry Real Estate Financial Advisory Council.

Stephanie Linnartz Takes on President Role

As President, Ms. Linnartz will be responsible for developing and executing all aspects of the company’s global consumer strategy, including brand, marketing, sales, revenue management, customer engagement, digital, information technology, emerging businesses and loyalty strategies. In addition, Ms. Linnartz will oversee Marriott’s global development organization, which is responsible for the strategic growth of the company’s 30 lodging brands, as well as the global design and operations services functions. Ms. Linnartz will also spearhead the company’s progress on issues including the intersection of technology and hospitality, the continued growth of the Marriott Bonvoy loyalty platform, the excellence of our brand portfolio, and environmental sustainability.

“Stephanie has a leadership track record and clear vision for how our core lodging business, travel platform initiatives and loyalty strategies can work together to accelerate growth,” said Mr. Marriott. “Her deep experience across our business will enable her to work seamlessly with our owners and franchisees, innovate for our guests and customers, and champion new opportunities for our associates. Tony and Stephanie are exactly the CEO and President we need as we continue to push forward towards recovery and growth in the years ahead.”

“Every member of the leadership team feels a profound sense of loss at Arne’s passing. He was not just a friend and a leader for us, he was a guidepost for the hospitality industry,” said Ms. Linnartz. “The best way we can honor Arne’s memory is to continue to move the company forward. It is my privilege to take on the role of President and to work with Tony and the rest of the executive team to ensure a seamless transition and to successfully execute our strategy.”

Stephanie Linnartz

Prior to this appointment, Ms. Linnartz, 52, was Group President, Consumer Operations, Technology and Emerging Businesses, where she was responsible for brand, marketing, sales, revenue management, customer engagement, digital, information technology, emerging businesses and loyalty strategies. Ms. Linnartz played a pivotal role during Marriott’s acquisition of Starwood Hotels & Resorts, overseeing the integration of business-critical systems including reservations, property management, revenue management and loyalty. In 2019, under her leadership, the company combined the Marriott and Starwood loyalty programs to create the world’s largest hospitality loyalty program, Marriott Bonvoy, which currently has more than 147 million global members.

Ms. Linnartz, who began her Marriott career in 1997, served as Global Chief Commercial Officer from 2013 to 2019; Global Officer, Sales and Revenue Management from 2009 to 2013; Senior Vice President, Global Sales from 2008 to 2009; Senior Vice President, Sales and Marketing Planning and Support from 2005 to 2008; and prior to that, various roles in Marriott’s Finance and Business Development Department. She currently serves on the board of directors of The Home Depot, the world’s largest home improvement retailer. She holds a bachelor’s degree in political science and government from the College of the Holy Cross, where she is a member of the Board of Trustees, and earned her Master of Business Administration from the College of William and Mary.

About Marriott International

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,600 properties under 30 leading brands spanning 133 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott BonvoyTM, its highly- awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

All statements in this press release are made as of February 23, 2021. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the company’s strategy, growth prospects, development pipeline, growth of the Marriott Bonvoy loyalty platform, leadership transition, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we identify in our Securities and Exchange Commission (“SEC”) filings, including our most recent Annual Report on Form 10-K.

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Media Contact:

Connie Kim

Corporate Relations

(301) 642-1918

connie.kim@marriott.com

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Jackie Burka McConagha

Investor Relations

(301) 380-5126

jackie.burka@marriott.com